 As filed with the Securities and Exchange Commission on June 4, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Fold Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-2170416
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2942 North 24th Street, Suite 115, #42035

Phoenix, AZ 85016

(Address of principal executive offices) (Zip code)

Fold Holdings, Inc. 2025 Incentive Award Plan

Fold Holdings, Inc. 2025 Employee Stock Purchase Plan
(Full title of the plan)

Will Reeves

Chief Executive Officer

2942 North 24th Street, Suite 115, #42035

Phoenix, AZ 85016

(Name and address of agent for service)

(866) 365-3277
(Telephone number, including area code, of agent for service)

 Copies to:

Samuel P. Williams

Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Telephone: (617) 856-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Fold Holdings, Inc. (the “Registrant”) for the purpose of registering 2,905,156 additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), which consists of (i) 2,420,963 shares of Common Stock reserved for issuance under the Registrant’s 2025 Incentive Award Plan (“Incentive Plan”) and (ii) 484,193 shares of Common Stock reserved for issuance under the Registrant’s 2025 Employee Stock Purchase Plan (the “ESPP”), as a result of the evergreen provisions in the Incentive Plan and the ESPP, which provide that the total number of shares of Common Stock reserved for issuance under the Incentive Plan and the ESPP, respectively, will be automatically increased as of the first day of each fiscal year by 5% and 1%, respectively, of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year (or such smaller number of shares as is determined by the Registrant’s Board of Directors).

These additional shares of Common Stock are securities of the same class as other securities for which a previous Registration Statement on Form S-8 was filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 23, 2025 (File No. 333-286700) (the “Previous Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statement, including periodic reports filed after the Previous Registration Statement to maintain current information about the Registrant, are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a) the Registrant’s Annual Report on 10-K for the year ended December 31, 2025, filed with the Commission on March 17, 2026 (File No. 001-41168) (the “Annual Report”) (including the information specifically incorporated by reference into the Annual Report from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2026);

(b) the Registrant’s Quarterly Report on 10-Q for the quarter ending March 31, 2026, filed with the Commission on May 12, 2026 (File No. 001-41168);

(b) the Registrant’s Current Reports on Form 8-K filed with the Commission on February 27, 2026 and May 20, 2026 (except for the information furnished under Item 7.01 and Exhibit 99.1 thereto); and

(c) the description of the Company’s capital stock contained in Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 17, 2026.

All reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or Item 7.01 of Form 8-K, and exhibits furnished on such form, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

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Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit
4.1	Third Amended and Restated Certificate of Incorporation of Fold Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 14, 2025).
4.2	Second Amended and Restated Bylaws of Fold Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 14, 2025).
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2025).
5.1*	Opinion of Brown Rudnick LLP.
23.1*	Consent of CBIZ CPAs P.C.
23.2*	Consent of Marcum LLP.
23.3*	Consent of Brown Rudnick LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page of this Registration Statement).
99.1	Fold Holdings, Inc. 2025 Incentive Award Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 14, 2025).
99.2	Fold Holdings, Inc. 2025 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on February 14, 2025).
99.3	Form of Stock Option Grant Notice and Stock Option Agreement under the Fold Holdings, Inc. 2025 Incentive Award Plan (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8 filed on April 23, 2025).
99.4*	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Fold Holdings, Inc. 2025 Incentive Award Plan.
107*	Filing Fee Table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on June 4, 2026.

FOLD HOLDINGS, INC.

By:	/s/ Will Reeves
	Name:	Will Reeves
	Title:	Chief Executive Officer and Director

 SIGNATURES AND POWER OF ATTORNEY

 Each person whose signature appears below constitutes and appoints each of Will Reeves and Wolfe Repass, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Will Reeves	Chief Executive Officer and Director	June 4, 2026
Will Reeves	(Principal Executive Officer)

/s/ Wolfe Repass	Chief Financial Officer	June 4, 2026
Wolfe Repass	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lesley Goldwasser	Director	June 4, 2026
Lesley Goldwasser

/s/ Kirstin Hill	Director	June 4, 2026
Kirstin Hill

/s/ Andrew Hohns	Director	June 4, 2026
Andrew Hohns

/s/ Jonathan Kirkwood	Director	June 4, 2026
Jonathan Kirkwood

/s/ Erez Simha	Director	June 4, 2026
Erez Simha

/s/ Bracebridge H. Young, Jr.	Director	June 4, 2026
Bracebridge H. Young, Jr.

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